SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Merrill Lynch & Co., Inc.
                          -------------------------
            (Exact name of registrant as specified in its charter)

                    Delaware                                 13-2740599
                  ------------                              ------------
    (State of incorporation or organization)              (I.R.S. Employer
                                                         Identification No.)
         4 World Financial Center
          New York, New York                                   10080
      ----------------------------                           ---------
(Address of principal executive offices)                     (Zip Code)

If this form relates to the          If this form relates to the registration
registration of a class of           of a class of securities pursuant to
securities pursuant to               Section 12(g) of the Exchange Act and
Section 12(b) of the Exchange        is effective pursuant to General
Act and is effective pursuant        Instruction A.(d), please check the
to General Instruction A.(c),        following box. |_|
please check the following
box. |X|

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------

Medium-Term Notes, Series B 0.25%            American Stock Exchange
Callable and Exchangeable Stock-Linked
Notes due June 27, 2008 (Linked to the
performance of the common stock of
Marriott International, Inc.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
------------------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the general terms and provisions of the Medium-Term Notes, Series B 0.25% Callable and Exchangeable Stock-Linked Notes due June 27, 2008 (Linked to the performance of the common stock of Marriott International, Inc.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated June 20, 2001, the Prospectus Supplement and Prospectus dated January 24, 2001, attached hereto as Exhibit 99(a), are hereby incorporated by reference.


Item 2.  Exhibits.

         99(a)        Pricing Supplement dated June 20, 2001,
                      Prospectus Supplement and Prospectus dated January 24, 2001 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

         99(b)        Form of Note for Medium-Term Notes, Series B
                      0.25% Callable and Exchangeable Stock-Linked Notes due June 27, 2008 (Linked to the performance of the common stock of Marriott International, Inc.).

         99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*







* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-52822).

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          MERRILL LYNCH & CO., INC.




                                          By:   /s/  Andrea L. Dulberg
                                             ------------------------------
                                                     Andrea L. Dulberg
                                                         Secretary
Dated: June 25, 2001

                               INDEX TO EXHIBITS


Exhibit No.                                                         Page No.
-----------                                                         --------

99(a)         Pricing Supplement dated June 20, 2001,
              Prospectus Supplement and Prospectus dated
              January 24, 2001 (incorporated herein
              by reference to the Registrant's filing
              pursuant to Rule 424(b)).

99(b)         Form of Note for Medium-Term Notes,
              Series B 0.25% Callable and Exchangeable
              Stock-Linked Notes due June 27, 2008
              (Linked to the performance of the common stock of Marriott International, Inc.).

99(c)         Copy of Indenture between Merrill Lynch &
              Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*









* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-52822).